As Filed With The Securities and Exchange Commission on August 30, 1996
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                 ______________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              The Marcus Corporation
             (Exact name of registrant as specified in its charter)

               Wisconsin                            39-1139844
    (State or other jurisdiction of    (I.R.S. Employer Identification No.)
     incorporation or organization)


                      250 East Wisconsin Avenue, Suite 1700
                           Milwaukee, Wisconsin  53202
                                 (414) 272-6020
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           Thomas F. Kissinger                          With a copy to:
       General Counsel and Secretary                    Steven R. Barth
         The Marcus Corporation                         Foley & Lardner
    250 East Wisconsin Avenue, Suite 1700          777 East Wisconsin Avenue
       Milwaukee, Wisconsin  53202                Milwaukee, Wisconsin  53202
             (414) 272-6020                             (414) 271-2400
         Facsimile: (414) 272-0669                 Facsimile: (414) 297-4900
    (Name, address, including zip code,
     and telephone number, including area
     code, of agent for service)

                     _________________________________________

        Approximate date of commencement of proposed sale to the public:
   From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
                               __________________

                         CALCULATION OF REGISTRATION FEE

    Title of Each                Proposed
       Class of                   Maximum    Proposed Maximum
      Securities      Amount     Offering        Aggregate       Amount of
        to be         to be        Price         Offering       Registration
      Registered    Registered   Per Share         Price            Fee

    Common Stock,    500,000
    $1 par value      shares     $24.0(1)     $12,000,000(1)       $4,138


   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for The Marcus Corporation Common Stock on the New York Stock Exchange on August 21, 1996.

                       ___________________________________

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

   Prospectus



                             THE MARCUS CORPORATION

                            Dividend Reinvestment and
                          Associate Stock Purchase Plan

                  500,000 Shares of Common Stock, $1 Par Value

             The Marcus Corporation (the "Company") is offering to its shareholders and associates and the associates of its subsidiaries and covered affiliates, the opportunity to purchase shares of the Company's Common Stock, $1 par value (the "Common Stock"), by reinvesting dividends and/or by making optional cash investments pursuant to The Marcus Corporation Dividend Reinvestment and Associate Stock Purchase Plan (the "Plan"). Eligible shareholders under the Plan may reinvest all or a portion of their cash dividends in shares of Common Stock as well as make optional cash investments of $100 or more per investment in Common Stock up to a total of $1,500 per calendar month. Eligible associates under the Plan may make optional cash investments, including payroll deductions, of $10 or more per investment in Common Stock. In addition, dividends on all shares acquired and held in the accounts of participants under the Plan will be automatically reinvested in additional shares of Common Stock.
   The term "associates" as used herein refers to employees of the Company and its subsidiaries and covered affiliates.

             The Common Stock is traded on the New York Stock Exchange under the symbol "MCS." On August 12, 1996, the last reported sale price of the Common Stock on the New York Stock Exchange was $24.125 per share.

             The Plan provides that shares of Common Stock may be purchased for participants from the Company or in the open market or in privately negotiated transactions. The price of newly issued shares purchased from the Company will be the average (computed to four decimal places) of the high and low prices of shares of Common Stock on the New York Stock Exchange on the date of purchase. The price of shares of Common Stock purchased for participants on the open market or in privately negotiated transactions will be the weighted average of the prices paid for such shares. No brokerage commissions, fees or service charges will be incurred by participants in connection with purchases of shares under the Plan (whether from the Company or on the open market or in privately negotiated transactions) or for participating in the Plan. For a detailed summary of the Plan, see "The Plan."
                                 ______________

   The Company suggests that this Prospectus be retained for future reference.
                                 ______________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY
                      OR ADEQUACY OF THIS PROSPECTUS.  ANY
                       REPRESENTATION  TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.
                                 ______________

                 The date of this Prospectus is August 30, 1996

                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th floor, New York, New York 10048. Copies of such material also may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

             In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

             The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto referred to herein as the "Registration Statement") under the Securities Act of 1933 with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement which may be inspected and copied in the manner and at the sources described above. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, including the exhibits filed as a part thereof or incorporated by reference therein, which may be inspected at the principal office of the Commission, without charge, at 450 Fifth Street, N.W., Washington, D.C. 20549.

             Copies of the Registration Statement may be obtained from the Commission at its principal office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or the document has been filed or incorporated by reference as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents filed by the Company with the Commission under the Exchange Act are incorporated in this Prospectus by reference and made a part hereof:

             1. The Company's Annual Report on Form 10-K for the fiscal year ended May 30, 1996, which contains audited financial statements for the Company's fiscal year ended May 30, 1996.

             2. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, dated November 15, 1993.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of this offering, shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of all of the information that has been incorporated in this Prospectus by reference (other than certain exhibits to documents incorporated by reference). Such requests should be directed to Thomas F. Kissinger, General Counsel and Secretary, The Marcus Corporation, 250 East Wisconsin Avenue, Suite 1700, Milwaukee, Wisconsin 53202, telephone: (414) 272-6020.

                                   THE COMPANY

             The Company is engaged in operating four business segments: motels; hotels and resorts; movie theatres; and restaurants. The Company's motel operations include a chain of Budgetel Inns limited service motels and Woodfield Suites all-suite hotels. The Company's hotel and resort operations include owned and managed full service hotels and full-facility destination resorts. The Company also operates movie theatres and franchises a chain of KFC restaurants.

                                 USE OF PROCEEDS

             The Company has no basis for estimating either the number of authorized but unissued shares of Common Stock that will ultimately be sold by the Company pursuant to the Plan or the prices at which such shares will be sold. Any net proceeds received by the Company from the sale of shares under the Plan will be added to the Company's general funds and used for general corporate purposes. The Company will not receive any proceeds from the sale of shares under the Plan which are acquired on the open market or in privately negotiated transactions.

                                    THE PLAN

             The following is a summary of the provisions of the Plan. The full text of the Plan is filed with the Commission as an exhibit to the Registration Statement. This summary is subject to, and qualified by, the complete terms of the Plan to which reference is hereby made. This summary is not part of the legal documents constituting the Plan and does not modify the Plan or serve as a legal interpretation of any of its provisions.

   Purpose

             The purpose of the Plan is to provide shareholders of record of the Common Stock of the Company and eligible associates of the Company and its subsidiaries and covered affiliates with a simple and convenient method of purchasing shares of Common Stock. Once enrolled in the Plan, eligible shareholders may use cash dividends and/or make optional cash investments to acquire additional shares of Common Stock without incurring purchase fees, such as brokerage commissions or service charges. Eligible associates may use optional cash investments, including payroll deductions, to acquire shares of Common Stock without incurring purchase fees.

   Administration of the Plan

             Firstar Trust Company (the "Trust Company") has been appointed by the Company as its agent to administer the Plan, maintain records, send statements of account to participants and perform other duties relating to the Plan, subject to the direction of the Company. The Trust Company will hold for safekeeping the shares of Common Stock acquired under the Plan for each participant until termination of participation in the Plan or receipt of a request in writing from a participant for all or part of his or her Plan shares. Shares held by the Trust Company will be registered in the name of the Trust Company or one of its nominees, as agent for participants in the Plan. The Company acting through its Board of Directors may, at any time and in its sole discretion, appoint a successor administrator of the Plan upon 30 days' written notice to the Trust Company.

             All inquiries, notices, requests and other communications regarding participation in the Plan should be directed to the Trust Company as follows:

             Firstar Trust Company
             The Marcus Corporation Dividend Reinvestment
               and Associate Stock Purchase Plan
             P.O. Box 2077
             Milwaukee, Wisconsin  53201

   Advantages of Participating in the Plan

             Participants in the Plan who are shareholders of record of Common Stock may:

             - Automatically reinvest dividends on all or a portion of their shares of Common Stock held of record.

             - Invest additional cash (in amounts of not less than $100 per investment, up to a maximum of $1,500 per calendar month) to purchase additional shares of Common Stock.

             Participants in the Plan who are eligible associates may:

             - Invest cash (in amounts of not less than $10 per investment) to purchase additional shares of Common Stock.

             - Establish a periodic investment plan by authorizing automatic after-tax payroll deductions (in amounts of not less than $10 per pay period) to purchase additional shares of Common Stock.

             All participants in the Plan will:

             - Have cash dividends on shares credited to their Plan accounts automatically reinvested in additional shares of Common Stock.

             - Participate without incurring fees in connection with purchases of additional shares of Common Stock under the Plan, including brokerage commissions or service charges.

             - Benefit from full investment of funds under the Plan because fractional shares, as well as whole shares, will be credited to their accounts; dividends on such fractional shares, as well as on whole shares, will be reinvested in additional shares.

             - Avoid the need for safekeeping of certificates for shares of Common Stock credited to their accounts under the Plan.

             - Receive periodic statements from the Trust Company reflecting all current activity in their Plan account, thereby affording participants simplified recordkeeping.

   Participation by Shareholders of Record

             Eligibility. Any shareholder who has shares of Common Stock registered in his or her own name on the books of the Company is eligible to participate in the Plan. (Shareholders owning Class B Common Stock will not, solely as a result of such ownership, be eligible to participate in the Plan.) A beneficial owner of Common Stock, whose shares are registered in the name of another (e.g., in a broker's "street name" or in the name of a bank nominee or trustee) and who desires to participate in the Plan, must either make appropriate arrangements with the record holder to participate on behalf of the beneficial owner or must become a shareholder of record by having part or all of such shares transferred into his or her own name. Shares held by an individual in the Company's Pension Plus Plan are not registered in the name of the individual and are not eligible for participation in the Plan with respect to such shares.

             Participation by shareholders of record of Common Stock in the Plan is completely voluntary. Shareholders who do not elect to participate in the Plan will continue to receive their cash dividends if, when and as declared by the Board of Directors of the Company. On April 10, 1996, the Company publicly announced that its Board of Directors intended to commence the quarterly payment of dividends, subject to future authorization and declaration by the Board of Directors in each case. Prior to such announcement, since 1984 the Company had paid annual cash dividends to its shareholders. Payment of cash dividends in the future by the Company will depend on its future earnings, financial requirements and other factors. There can be no assurance that the Company will continue to pay cash dividends or pay cash dividends at the same rates or in the same amounts as in prior years.

             Investment Options. An eligible shareholder of record of Common Stock may elect to participate in the Plan through the following dividend reinvestment and/or cash investment options:

             Full Dividend Reinvestment - Directs the Trust Company to reinvest the cash dividends on all shares of Common Stock currently or subsequently registered in the participant's name.

             Partial Dividend Reinvestment - Directs the Trust Company to reinvest the cash dividends on a designated number of the shares of Common Stock registered in the name of the participant. The Company will continue to pay cash dividends directly to the participant on the other shares held in his or her name.

             Optional Cash Investments - Permits the shareholder participant to make optional cash investments of $100 or more per investment, up to a maximum of $1,500 per calendar month, for the purchase of additional shares of Common Stock, whether or not any dividends on the shares of Common Stock registered in the name of the participant are reinvested. Such investments may be effected by making cash payments directly to the Trust Company. A non-associate must first be a shareholder of record before being allowed to make optional cash investments.

             All shares acquired by a shareholder through dividend reinvestment and optional cash investments will be credited to the participant's account under the Plan. Cash dividends on shares (including any fractional share interest) of Common Stock held in the participant's account under the Plan will be automatically reinvested in additional shares of Common Stock.

             Enrollment. An eligible shareholder may join the Plan at any time by properly completing and signing the Shareholder Authorization Form accompanying this Prospectus and mailing it to the Trust Company, along with any necessary postage, in the envelope provided for that purpose. If the shares of Common Stock are registered in more than one name (e.g., joint tenants or trustees), all registered holders must sign. Shareholder Authorization Forms may be obtained at any time by writing the Trust Company.

             The reinvestment of a shareholder participant's dividends will begin with the dividend payment date immediately following the date on which a signed and properly completed Shareholder Authorization Form specifying reinvestment of dividends is received by the Trust Company, provided that the Form is received by the Trust Company at least two business days before the record date for a dividend payment. If the Shareholder Authorization Form is received by the Trust Company after that time, the reinvestment of dividends will begin with the next cash dividend payment. Dividend payment dates in the future for the Common Stock are expected to be on or about the 15th day of February, May, August and November (or the closest business day thereto if such dividend payment date is not a business day). Each corresponding record date is expected to be 21 days in advance of such dividend payment date. There can be no assurance that these dates will not change or that the Company will continue paying quarterly cash dividends.

             Each shareholder participant is fully responsible for the proper completion and timely delivery to the Trust Company of his or her Shareholder Authorization Form. Neither the Trust Company nor the Company may be held responsible for Shareholder Authorization Forms which are not properly completed or timely delivered.

             Participation in the Plan by an eligible shareholder making optional cash investments is described below under "Optional Cash Investments."

             Change of Investment Option. A shareholder participant may change his or her investment option by obtaining and properly completing a new Shareholder Authorization Form and sending it to the Trust Company. With respect to the reinvestment of dividends, the new Shareholder Authorization Form must be received by the Trust Company at least two business days before the record date for a dividend payment in order to be effective for such payment. Each shareholder participant is fully responsible for the proper completion and timely delivery to the Trust Company of his or her Shareholder Authorization Form. Neither the Trust Company nor the Company may be held responsible for Shareholder Authorization Forms which are not properly completed or timely delivered.

   Participation by Associates

             Eligibility. Any full-time or part-time associate of the Company or any of its subsidiaries is eligible to participate in the Plan if he or she: (i) is at least 18 years of age; (ii) has completed one year of employment service in which the associate worked at least 1,000 hours for the Company or a subsidiary or covered affiliate; and (iii) is not covered under a collective bargaining agreement or is covered under a collective bargaining agreement which specifically provides for the associate's participation in the Plan. Associates need not be shareholders of record to participate in the Plan. Participation by associates in the Plan is completely voluntary.

             Investment Options. An associate may participate in the Plan by making optional cash payments directly to the Trust Company or by authorizing the Company to automatically deduct a specified amount from each of the associate's payroll checks and then promptly forwarding such deducted amounts to the Trust Company for investment in Common Stock. All such payroll deductions will be made with after-tax dollars. For a discussion of the procedures for making optional cash investments, see "Optional Cash Investments" below.

             All shares acquired by an associate through optional cash investments will be credited to the associate's account under the Plan. Cash dividends on shares (including fractional shares) of Common Stock held in the associate participant's account under the Plan will be automatically reinvested in additional shares of Common Stock. An associate may not choose to have dividends reinvested on only a partial number of shares held in his or her associate's account.

             Enrollment. An associate may join the Plan at any time by properly completing and signing the Associate Authorization Form accompanying this Prospectus and mailing it to the Trust Company, together with any necessary postage, in the envelope provided for that purpose. Each associate participant is fully responsible for the proper completion and timely delivery to the Trust Company of his or her Associate Authorization Form. Neither the Trust Company nor the Company may be held responsible for Associate Authorization Forms which are not properly completed or timely delivered.

             An associate's participation in the Plan will commence as soon as practicable after a properly completed and signed Associate Authorization Form is received by the Trust Company. In order to be entitled to receive dividends and have them reinvested under the Plan, an associate must have shares in his or her Plan account on or before a record date for the payment of dividends. Dividend payment dates in the future for the Common Stock are expected to be on or about the 15th day of February, May, August and November (or the next closest business day if such dividend payment date is not a business day). Each corresponding record date is expected to be about 21 days in advance of such dividend payment date. There can be no assurance that these dates will not change or that the Company will continue paying quarterly cash dividends.

             Associates Who Are Shareholders of Record. An associate who is a shareholder of record and who desires to reinvest cash dividends on all or part of the shares of Common Stock held in his or her own name on the books of the Company may enroll in the Plan by executing a Shareholder Authorization Form and forwarding it to the Trust Company in the manner described above under "Participation by Shareholders of Record."

             Associate Participants Who Leave the Company. Termination of employment does not automatically terminate participation in the Plan. Dividends on all shares held under the Plan for the account of an associate participant who leaves the Company will continue to be reinvested until the participant withdraws from the Plan. Optional cash investments may continue to be made by such a participant so long as there are shares credited to his or her account under the Plan.

   Optional Cash Investments

             How the Cash Investment Option Works. An initial optional cash investment may be made by an eligible shareholder or an eligible associate when enrolling in the Plan by sending a check or money order (payable to Firstar Trust Company) to the Trust Company with a properly completed and signed Shareholder Authorization Form (in the case of a shareholder of record) or Associate Authorization Form (in the case of an eligible associate). Once enrolled, the participant may use the designated portion of any statement of account supplied by the Trust Company to make additional optional cash investments. Optional cash investments, if made by participants in such manner, need not be in the same amount each time and such investments need not be made on a regular basis.

             Associate participants under the Plan may also authorize the Company to automatically deduct a fixed amount from each of their payroll checks to purchase Common Stock. All such deductions will be made with after-tax dollars. To participate through payroll deductions, an associate participant must properly complete, sign and return to the Trust Company an Associate Authorization Form and indicate on such Form that he or she desires to have the specified amount (no less than $10) deducted from each of his or her payroll checks. The Trust Company will provide a copy of such Form to the Human Resources Department of the Company, which will then coordinate the appropriate payroll deductions. Each associate participant is fully responsible for the proper completion and timely delivery to the Trust Company of his or her Associate Authorization Form. Neither the Trust Company nor the Company may be held responsible for Associate Authorization Forms which are not properly completed or timely delivered. Automatic deductions will be made, starting as soon as possible after the Form is received by the Company from the Trust Company, in the specified fixed amount from each of the associate participant's payroll checks and will be forwarded promptly by the Company to the Trust Company to allow for investment in the Common Stock. Neither the Trust Company nor the Company may be held responsible for administrative delays in effecting payroll deductions and their subsequent investment. An associate participant may change the amount of automatic payroll deduction by obtaining and properly completing and signing a new Associate Authorization Form and sending it to the Trust Company. Any such change will be effective as soon as administratively practicable after the Trust Company receives a properly completed and signed new Associate Authorization Form. An associate participant may likewise discontinue the automatic payroll deductions by notifying the Trust Company in writing.
   In each case above, the Trust Company will provide a copy of such change or termination to the Company. The Trust Company will continue to reinvest dividends on shares in the participant's Plan account until the participant withdraws from the Plan. See "Withdrawal from the Plan."

             Optional cash investments received from participants or automatically deducted from associate participants' payroll, will be applied by the Trust Company to the purchase of additional shares of Common Stock as of the Investment Date (as such term is defined under "Purchase of Shares" below) following the receipt of such payments, except as otherwise provided herein. To be reinvested on the next Investment Date, optional cash investments must be received by the Trust Company no later than the 10th of each month (or the next succeeding business day if the 10th of the month is not a business day). Any optional cash received thereafter will be held by the Trust Company and invested on the next succeeding Investment Date. NO INTEREST WILL BE PAID BY THE COMPANY OR THE TRUST COMPANY ON OPTIONAL CASH INVESTMENTS. THEREFORE, OPTIONAL CASH INVESTMENTS WHICH ARE MAILED TO THE TRUST COMPANY SHOULD BE SENT SO AS TO REACH THE TRUST COMPANY SHORTLY BEFORE THE DEADLINE. PARTICIPANTS SHOULD ALLOW ADEQUATE TIME FOR MAILING. PARTICIPANTS ARE RESPONSIBLE FOR PROPER COMPLETION AND TIMELY DELIVERY.

             Limitations on Amounts of Optional Investments by Shareholders. Each optional cash investment by a non-associate shareholder participant must be at least $100 per month, and the maximum of each such optional cash investment may not exceed $1,500 per calendar month. Each optional cash investment by an associate participant must be at least $10 per investment, with no maximum limitation. All amounts received by the Trust Company for investment under the Plan must be denominated in United States dollars.

             In the case of a nominee who holds Common Stock for more than one beneficial owner, optional cash investments of more than $1,500 per calendar month may be made, provided such nominee certifies to the Trust Company and the Company, accompanied by such documentation as the Company may require, that each beneficial owner is not making optional cash investments in excess of the per investment maximum.

             Return of Uninvested Optional Cash Payments. A participant may, without terminating participation in the Plan, obtain the return of any uninvested optional cash payments (without interest) upon written request received by the Trust Company at least two business days prior to the applicable Investment Date; provided that it is verified that good funds were originally received by the Trust Company.

   Costs and Expenses

             All out-of-pocket costs and expenses associated with the operation of the Plan, including service charges, will be paid by the Company. However, a participant who instructs the Trust Company to sell Common Stock then held in the Plan for his or her account will be responsible for his or her pro rata share of applicable brokerage commissions, if any, plus a $5.00 service fee.

   Purchase of Shares

             Reinvested Common Stock dividends, optional cash investments and proceeds (which will be treated as optional cash investments) from the sale or redemption of Common Stock subscription or other rights, if any, received by the Trust Company on behalf of participants will be used to acquire either outstanding Common Stock, or authorized and previously unissued Common Stock from the Company, provided that the Company is then willing to sell additional stock. In making purchases for a participant's account, the Trust Company will combine the participant's funds with those of other participants. It is understood that governmental regulations may require the temporary curtailment or suspension of purchases of Common Stock under the Plan. No interest will be paid on funds held by the Trust Company pending investment under the Plan.

             Purchases of Common Stock under the Plan will be made on or as soon as practicable after the following applicable "Investment Dates":

             (a) Each Common Stock cash dividend payment date is an Investment Date for the reinvestment of cash dividends.

             (b) The 15th day of each month (or the next closest business day if the 15th is not a business day) is an Investment Date for the investment of optional cash by participants.

             The number of shares of Common Stock to be purchased for a participant under the Plan depends on the purchase price of Common Stock on the applicable Investment Date and on the amount of the participant's cash dividends and optional cash to be invested. A participant's account will be credited with that number of shares of Common Stock (including any fractional share interest, computed to three decimal places) equal to the total amount to be invested divided by the applicable purchase price per share.

   Share Purchase Prices

             The price of shares of Common Stock purchased from the Company for participants will be the average (computed to four decimal places) of the high and low prices of shares of Common Stock on the New York Stock Exchange on the applicable Investment Date. If no trading occurs on the New York Stock Exchange in the Common Stock on the applicable Investment Date, the price will be determined with reference to the next preceding date on which the Common Stock was traded on the New York Stock Exchange. The price of shares of Common Stock purchased for participants on the open market or in privately negotiated transactions will be the weighted average of the prices paid for such shares on the date the shares are purchased. If shares are purchased on the open market or in privately negotiated transactions on more than one date, a weighted average of such averages will be used. In the event investment under the Plan is made both in newly-issued and previously-issued shares, the shares purchased will be allocated proportionately among the accounts of all participants for whom funds are being invested at that time.

   Reports to Participants

             The Trust Company will maintain an account for each participant. All shares of Common Stock (including any fractional shares, computed to three decimal places) purchased for a participant under the Plan will be credited to his or her account. Each participant in the Plan will receive a quarterly statement of his or her account from the Trust Company as soon as practicable following each dividend payment date. The Trust Company will also furnish a participant with an account statement as soon as practicable following the investment of any optional cash (other than through payroll deductions).

             If desired (as indicated on the participant's Authorization
   Form), each participant may with respect to his or her Plan shares receive copies of quarterly reports and certain other communications generally sent by the Company to holders of Common Stock. Each participant will receive copies of the Company's Annual Report and Notice of Annual Meeting and Proxy Statement. Information needed for reporting dividend income for federal income tax purposes will be provided to each participant in the Plan over the prior calendar year.

   Withdrawal from the Plan

             Timing and Effect of Withdrawal. A participant may withdraw from the Plan at any time by notifying the Trust Company in writing. A participant will be deemed to have withdrawn from the Plan upon the Trust Company receiving notice in writing of the participant's death. Termination of participation in the Plan by a shareholder of record will immediately stop all reinvestment of the participant's dividends if the properly completed and signed notice of withdrawal is received by the Trust Company not later than 10 business days prior to the record date for the next dividend payment. Investment of optional cash will stop immediately if notification of withdrawal from the Plan is received by the Trust Company at least two business days prior to the applicable Investment Date. The entire amount of any optional cash received from which investment has been stopped by termination of participation in the Plan will be refunded to the participant. In addition to the foregoing, the Trust Company may terminate any account by written notice to the participant and the Company.

             Sale of Shares or Issuance of Certificates upon Withdrawal from the Plan. Upon termination of a participant's account, the participant (or his or her personal representative or other authorized agent) may elect to receive either stock or cash for all the full shares in the participant's account. If the participant's account with the Trust Company is terminated and the participant (or his or her personal representative or other authorized agent) elects to have the participant's shares in the Plan sold, the Trust Company will make such sale and send to the participant (or his or her personal representative or other authorized agent) the proceeds less any commissions and a $5.00 service fee. Sales requests may be accumulated by the Trust Company, but no sales transactions will be delayed (unless otherwise required by law, the pending update of a payroll contribution or unless required to allow the Trust Company to credit the last dividend payment to the participant's account) for more than 10 business days. If funds are available, such shares may be purchased by the Trust Company for investment under the Plan at their current market value (determined in the same manner as the price of newly-issued shares is determined) as of the date of such sale to the Trust Company. If no election is made, and within a reasonable time after termination of participation in the Plan, a certificate for the shares purchased under the Plan will be issued and delivered to the participant or his or her estate for all full shares. In any event, any fractional interest in a share will be converted to cash at the market value as of the date of the sale thereof (determined in the same manner as the price of newly-issued shares is determined).

             Rejoining the Plan. Any eligible shareholder of record or eligible associate may rejoin the Plan at any time by completing a new Authorization Form. However, the Company may reject any such Authorization Form from a previous participant on grounds of excessive termination and rejoining.

   Certificates for Shares

             Shares Held by the Trust Company. Certificates for shares of Common Stock purchased under the Plan will not be issued to a participant unless specifically requested in writing by the participant or until his or her account is terminated. The number of shares credited to a participant's account under the Plan will be shown on each account statement mailed to the participant. While in the custody of the Trust Company, shares of Common Stock purchased under the Plan will be registered in the name of the Trust Company or one of its nominees. This convenience protects against loss, theft or destruction of stock certificates.

             At any time a participant may, without terminating participation in the Plan, request in writing that the Trust Company issue a certificate for all or part of the whole shares credited to his or her Plan account. Any remaining whole shares and fractional share interest will continue to be credited to the participant's account. A participant must request issuance of a certificate for any shares of Common Stock purchased under the Plan which he or she desires to sell, pledge or transfer.

             Certificates for fractional share interests will not be issued under any circumstances.

             Name in Which Certificates will be Issued. Shareholder participants' accounts under the Plan will be maintained in the names in which certificates for shares of Common Stock of such participants are registered at the time they enter the Plan. The account of an associate participating in the Plan will be maintained in his or her own name. An associate may not establish an account or interest therein for other persons. Certificates for whole shares, when issued, will be registered in the names in which accounts under the Plan are maintained.

             Should a participant want his or her shares registered in any other name upon the withdrawal of the shares from the Plan, the participant must so indicate in his or her request to the Trust Company and comply with all appropriate transfer requirements. In the event of such a request, the participant will be responsible for any transfer taxes that may be due and for compliance with any applicable transfer restrictions.

             No Transfer of Shares Held in Plan; No Right to Draw Against Account. Shares of Common Stock credited to the account of a participant under the Plan may not be assigned, pledged as collateral or otherwise transferred. A participant who wishes to assign, pledge or otherwise transfer such shares must execute and deliver to the Trust Company a request (with signature guaranteed if the certificate will be registered in other than the participant's name) that a certificate for such shares be issued in his or her name. In addition, participants will not have the right to draw checks or drafts against their accounts under the Plan.

   General Information

             Sale or Transfer of Registered Shares. If a participant disposes of all the shares of Common Stock registered in his or her name, but retains shares in the Plan, the Trust Company will continue to reinvest the cash dividends on shares in the Plan, subject to a participant's right to withdraw from the Plan at any time.

             If a shareholder participant who has selected the partial dividend reinvestment option disposes of a portion of the shares registered in his or her name, to the extent that such participant has registered in his or her name fewer shares than the number of shares designated as participating in the Plan, dividends on all shares remaining in the name of the participant will be reinvested under the Plan. If such participant subsequently acquires additional shares registered in his or her name, such additional shares shall be deemed to participate in the Plan until the number of shares equals the number of shares designated as participating in the Plan on the participant's then current Shareholder Authorization Form.

             Stock Dividends and Issuance of Rights. Any shares distributed pursuant to stock dividends or stock splits effected by the Company on shares held by the Trust Company for a participant will be credited to such participant's account. In the event that the Company makes available to the holders of its Common Stock subscription or other rights to purchase additional shares of Common Stock or other securities, the Trust Company will (if and when such rights trade independently) sell the rights accruing to all shares held by the Trust Company for the participants and will apply the net proceeds of such sale to the purchase of additional shares of Common Stock. The Company will notify each participant in advance of any such offer. If the participant does not want the Trust Company to sell his or her rights and invest the proceeds, it will be necessary for such participant to transfer all full shares held under the Plan to his or her own name by a given date. This will permit the participant to exercise, transfer or sell the rights on such shares. In the event that rights issued by the Company are redeemed prior to the date that such rights trade independently, the Trust Company will invest the resultant funds in additional shares of Common Stock.

             Voting of Shares Held in Plan. If a participant holds certificates for shares of Common Stock, the participant will be sent a proxy card (together with applicable proxy solicitation materials) in connection with any annual or special meeting of shareholders. This proxy will apply to all shares registered in the participant's name and to all whole shares credited to the participant's account under the Plan. If the participant does not hold certificates for shares, the participant will receive a proxy card (together with applicable proxy solicitation materials) on which to indicate how the shares held by the Trust Company in the participant's Plan account are to be voted. Fractional shares may not be voted.

             A proxy card which is properly signed and returned will be voted in the manner directed therein. If the proxy card is properly signed and returned but no voting instructions are given with respect to any or all items on the card, all of the participant's shares of Common Stock covered by such proxy card will be voted in accordance with the recommendations of the Company's management or Board of Directors. If the card is not returned or is returned unsigned, the participant's shares will not be voted.

             Duties and Responsibilities of the Company and the Trust Company. Other than for willful misconduct, neither the Company nor the Trust Company nor its nominees will have any responsibility for any action taken or omitted pursuant to the Plan, nor will they have any duties, responsibilities or liabilities except as expressly set forth in the Plan. Other than for willful misconduct, the Company and the Trust Company will not be liable under the Plan for any act or for any omission to act, including without limitation, any claims of liability (a) with respect to the time or prices at which shares are purchased or sold for a participant's account, or any inability to purchase or sell shares; (b) for any fluctuation in the market value after purchase or sale of shares;
   (c) any administrative delay in effecting payroll deductions; (d) delays resulting from the improper completion or delivery of Authorization Forms, changes thereto or withdrawal requests; or (e) arising out of a failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

             Amendment and Termination of the Plan. The Company reserves the right to suspend, modify or terminate the Plan at any time. All participants will be notified of any suspension, termination or significant modification of the Plan within a reasonable time prior to such change.

                        FEDERAL INCOME TAX CONSIDERATIONS

             The following summary sets forth the general federal income tax consequences for an individual participating in the Plan. This discussion is not, however, intended to be an exhaustive treatment of such tax considerations. Future legislative changes or changes in administrative or judicial interpretations, some or all of which may be retroactive, could significantly alter the tax treatment discussed herein.
   Accordingly, and because tax consequences may differ among participants in the Plan, each participant is urged to consult his or her own tax advisor to determine the particular tax consequences (including state income tax consequences) that may result from participation in and the subsequent disposal of shares purchased under the Plan.

   General Considerations

             In general, participants reinvesting dividends under the Plan have the same federal income tax consequences with respect to their dividends as do shareholders who are not participants in the Plan. On the dividend payment date, participants will receive a taxable dividend equal to the cash dividend reinvested, to the extent the Company has earnings and profits. This treatment applies with respect to both the shares of Common Stock held of record by such participants and such participants' Plan account shares and even though the dividend amount is not actually received in cash but is instead applied to the purchase of shares of Common Stock under the Plan. If shares are purchased on the open market or in a privately negotiated transaction, each participant's share of brokerage fees, if any, paid by the Company will also be taxed as an additional dividend to that participant, to the extent the Company has earnings and profits.

             Shares or any fraction thereof of Common Stock purchased on the open market or in a privately negotiated transaction with reinvested dividends will have a tax basis equal to the amount paid therefor, increased by any brokerage fees treated as a dividend to the participant. Shares or any fraction thereof of Common Stock purchased from the Company with reinvested dividends will have a tax basis equal to the amount of the dividend. Whether purchased on the open market or in a privately negotiated transaction or from the Company, the shares or any fraction thereof will have a holding period beginning on the day following the purchase date.

             Participants that make optional cash investments under the Plan will be deemed to have received an additional taxable dividend in the amount of the participant's pro rata share of the brokerage commissions, if any, paid by the Company on the shares acquired under the Plan, to the extent the Company has earnings and profits. Such brokerage commissions may only be incurred on the purchase of Common Stock in the open market or in privately negotiated transactions. Shares or any fraction thereof purchased with optional cash investments will have a tax basis equal to the amount of such payments increased by the amount of brokerage fees, if any, treated as a taxable dividend to the participant with respect to those shares or fraction thereof. The holding period for such shares or fraction thereof will begin on the day following the purchase date.

             Participants should not be treated as receiving an additional taxable distribution relating to their pro rata share of the Trust Company's fees or other costs of administering the Plan, all of which will be paid by the Company. However, there can be no assurance that the Internal Revenue Service ("IRS") will concur with this position. The Company has no present plans to seek formal advice from the IRS on this issue.

             Participants will not recognize taxable income when they receive certificates for whole shares credited to their account, either upon their request for such certificates or upon withdrawal from or termination of the Plan. However, participants will generally recognize gain or loss when whole shares acquired under the Plan are sold or exchanged either through the Plan at their request or by the participants after withdrawal from or termination of the Plan. Participants will also generally recognize gain or loss when they receive cash payments for fractional shares credited to their account upon withdrawal from or termination of the Plan. The amount of gain or loss will be the difference between the amount a participant receives for his or her whole shares or fractional shares and the tax basis for such shares. Generally, the gain or loss will be a capital gain or loss, long-term or short-term depending on the holding period. Currently, net long-term capital gains of certain taxpayers are taxed at lower rates than other items of taxable income.

             Purchases of shares of Common Stock through payroll deductions by participants who are eligible associates of the Company or its subsidiaries will be made on an after-tax basis (i.e., after all appropriate payroll tax and other deductions have been made).

   Tax Withholding

             If a participant is a foreign shareholder whose dividends are subject to United States income tax withholding, or a participating domestic shareholder subject to backup withholding, the tax required to be withheld will be deducted from the amount of cash dividends reinvested. Since such withholding tax applies also to a dividend on shares credited to the participant's Plan account, only the net dividend on such shares will be applied to the purchase of additional shares of Common Stock. Regular statements sent to such participants will indicate the amount of tax withheld. Likewise, participants selling shares through the Plan who are subject to backup or other withholding will receive only the net cash proceeds from such sale as required by the Internal Revenue Code and the regulations thereunder. The Company cannot refund amounts withheld. Participants subject to withholding should contact their tax advisors or the IRS for additional information.


                                  LEGAL MATTERS

             The validity of the issuance by the Company of authorized but unissued or treasury shares of Common Stock offered hereby will be passed upon for the Company by Foley & Lardner, Milwaukee, Wisconsin.

                                     EXPERTS

             The consolidated financial statements of The Marcus Corporation appearing in the Company's Annual Report on Form 10-K for the year ended May 30, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances imply that there has been no change in the affairs of the Company since the date hereof or that the information contained herein or incorporated by reference herein is correct as of any time subsequent to its date.

                                TABLE OF CONTENTS
                                                                         Page

   Available Information . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Incorporation of Certain Documents by Reference . . . . . . . . . . . .  2
   The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   The Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Administration of the Plan  . . . . . . . . . . . . . . . . . . . . .  4
     Advantages of Participating in the Plan . . . . . . . . . . . . . . .  4
     Participation by Shareholders of Record . . . . . . . . . . . . . . .  5
     Participation by Associates . . . . . . . . . . . . . . . . . . . . .  7
     Optional Cash Investments . . . . . . . . . . . . . . . . . . . . . .  8
     Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Purchase of Shares  . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Share Purchase Prices . . . . . . . . . . . . . . . . . . . . . . .   10
     Reports to Participants . . . . . . . . . . . . . . . . . . . . . . . 10
     Withdrawal from the Plan  . . . . . . . . . . . . . . . . . . . . . . 11
     Certificate for Shares  . . . . . . . . . . . . . . . . . . . . . . . 11
     General Information . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Federal Income Tax Considerations . . . . . . . . . . . . . . . . . . . 14
     General Considerations  . . . . . . . . . . . . . . . . . . . . . . . 14
     Tax Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15


                                     [LOGO]

                             THE MARCUS CORPORATION

             DIVIDEND REINVESTMENT AND ASSOCIATE STOCK PURCHASE PLAN



                                   PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.  Other Expenses of Issuance and Distribution.

     The following is a statement of estimated expenses to be paid by the Registrant in connection with the issuance and distribution of the securities being registered hereby:

        Securities and Exchange Commission registration fee  .   $4,138
        New York Stock Exchange listing fee  . . . . . . . . .    1,500
        Accounting fees and expenses . . . . . . . . . . . . .    4,000
        Legal fees and expenses  . . . . . . . . . . . . . . .   15,000
        Printing . . . . . . . . . . . . . . . . . . . . . . .   12,000
        Miscellaneous expenses . . . . . . . . . . . . . . . .    3,362
                                                                -------
        Total  . . . . . . . . . . . . . . . . . . . . . . . .  $40,000
                                                                =======
   Item 15.  Indemnification of Directors and Officers.

        Pursuant to the provisions of the Wisconsin Business Corporation Law and the Registrant's By-Laws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

        Expenses for the defense of any action for which indemnification may be available may be advanced by the Registrant under certain circumstances.

        The indemnification provided by the Wisconsin Business Corporation Law and the Registrant's By-Laws is not exclusive of any other rights to which a director or officer of the Registrant may be entitled.

        The Registrant maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933.

   Item 16.  Exhibits.

        The exhibits filed herewith or incorporated by reference herein are set forth and incorporated herein from the attached Exhibit Index.

   Item 17.  Undertakings.

        (a)  The Registrant hereby undertakes as follows:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
        Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on August 30, 1996.

                                      THE MARCUS CORPORATION

                                      By: /s/ Stephen H. Marcus
                                           Stephen H. Marcus
                                           Chairman of the Board, President
                                           and Chief Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of August 30, 1996. Each person whose signature appears below constitutes and appoints Stephen H. Marcus, Thomas
   F. Kissinger and Douglas Neis, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

   /s/Stephen H. Marcus     /s/Kenneth A. MacKenzie     /s/Bruce J. Olson
   Stephen H. Marcus        Kenneth A. MacKenzie        Bruce J. Olson
   Chairman of the Board,   Treasurer (Chief            Group Vice President
   President, Chief         Accounting Officer)         and Director
   Executive Officer and
   Director (Chief Executive
   and Financial Officer)

   /s/John L. Murray        /s/Allan H. Selig           /s/George R. Slater
   John L. Murray           Allan H. Selig              George R. Slater
   Director                 Director                    Director

 /s/Lee Sherman Dreyfus /s/Daniel F. McKeithan, Jr. /s/Diane Marcus Gershowitz
    Lee Sherman Dreyfus    Daniel F. McKeithan, Jr.    Diane Marcus Gershowitz
    Director               Director                    Director

   /s/Timothy E. Hoeksema
   Timothy E. Hoeksema
   Director

                                  EXHIBIT INDEX
        Exhibit
        Number         Document Description

        4.1 Articles of Incorporation. [Incorporated by reference to Exhibit 3.1 to the Company's Form S-3 Registration Statement (No. 33-57468).]

        4.2       By-laws, as amended as of September 28, 1995.
                  [Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended May 30, 1996.]

        4.3 The Marcus Corporation Dividend Reinvestment and Associate Stock Purchase Plan.

        4.4 Shareholder Authorization Form for use in connection with The Marcus Corporation Dividend Reinvestment and Associate Stock Purchase Plan.

        4.5 Associate Authorization Form for use in connection with The Marcus Corporation Dividend Reinvestment and Associate Stock Purchase Plan.

        4.6       Shareholder Introductory Letter

        4.7       Associate Introductory Letter

        4.8       Shareholder Brochure

        4.9       Associate Brochure

        5         Opinion of Foley & Lardner

        23.1      Consent of Ernst & Young LLP

        23.2 Consent of Foley & Lardner (included as part of Exhibit 5 hereto)

        24 Power of Attorney relating to subsequent amendments (included on the signature page of the Registration Statement)